Exhibit 6

FLUID MUSIC CANADA, INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

AND

MANAGEMENT INFORMATION CIRCULAR

June 1, 2009

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS OF FLUID MUSIC CANADA, INC.	ii
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS	iii
MANAGEMENT INFORMATION CIRCULAR	1
CAUTIONARY STATEMENT WITH RESPECT TO FORWARD LOOKING STATEMENTS	1
REPORTING CURRENCIES	1
DATE OF INFORMATION CONTAINED IN THIS INFORMATION CIRCULAR	1
SOLICITATION OF PROXIES	1
Revocation of Proxies	2
Non-Registered Holders of Shares	2
Interest of Certain Persons or Companies in Matters to be Acted Upon	3
Voting Securities and Principal Holders of Voting Securities	3
Votes Necessary to Pass Resolutions	3
Shareholder Proposals	3
ANNUAL BUSINESS OF THE MEETING	3
Presentation of Financial Statements	3
Election of Directors	4
Appointment of Auditors	5
Management Contracts	6
STATEMENT OF EXECUTIVE COMPENSATION	6
Compensation Discussion and Analysis	6
Option Based Awards	8
Named Executive Officer Summary Compensation Table	8
Named Executive Officer Incentive Plan Awards	10
Director Compensation Table	11
Director Share-based awards, Option-based awards and Non-equity Incentive Plan Compensation	12
Securities Authorized for Issuance Under Equity Compensation Plans	12
Indebtedness of Directors and Executive Officers	13
Interest of Informed Persons in Material Transactions	13
CORPORATE GOVERNANCE PRACTICES Disclosure	13
Mandate of the Board	13
Composition of the Board	13
Directorships	13
Attendance	14
Position Descriptions	14
Orientation and Continuing Education	14
Ethical Business Conduct	14
Nomination of Directors	14
Board Committees	15
Compensation	15
Assessments	16
Audit Committee Disclosure	16
SPECIAL BUSINESS OF THE MEETING	16
Amendment to Stock Option Plan	16
OTHER BUSINESS	16
ADDITIONAL INFORMATION	17
APPROVAL OF CIRCULAR BY THE CORPORATION BOARD OF DIRECTORS	18
SCHEDULE A Stock Option Plan Amendment Resolution	A
SCHEDULE B Change of Auditor Notice	B
SCHEDULE C Charter of the Board of Directors	C

i

LETTER TO SHAREHOLDERS OF FLUID MUSIC CANADA, INC.

June 1, 2009

Dear Shareholder:

The board of directors and management of Fluid Music Canada, Inc. hereby invites you to attend the 2009 Annual and Special Meeting of Shareholders to be held at 199 Bay Street, Suite 5300, Toronto, Ontario on June 29, 2009 at 10:00 a.m. (Toronto time).

The Notice of Annual and Special Meeting and the accompanying Management Information Circular describes the business to be conducted at the meeting, provides information on executive compensation and explains the Corporation’s governance and governance principles. Shareholders will be asked to consider a resolution to amend the Corporation’s stock option plan to increase the aggregate number of common shares issuable under the plan. The board of directors believes that it is in the interest of shareholders to increase its option plan in order to ensure the Corporation remain competitive in attracting and retaining management talent.

Please take the time to review this circular and provide your vote on the business items of the meeting. Your vote and participation is very important.  Whether or not you plan to attend the meeting, please participate by completing and sending us the enclosed proxy (full details are provided inside).

On behalf of Fluid, we would like to thank all Shareholders for their ongoing support.

Yours very truly,

“Lorne Abony”

Lorne Abony
Chief Executive Officer and Chairman of the Board of Directors

ii

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual and special meeting (the “Meeting”) of shareholders (the “Shareholders”) of Fluid Music Canada, Inc. (the “Corporation” or “Fluid”) will be held at the offices of Stikeman Elliott LLP, 199 Bay St., Suite 5300, Toronto, Ontario on June 29, 2009 at 10:00 a.m. (Toronto time) for the following purposes:

1.                                       to receive the consolidated financial statements of the Corporation for the financial year ended December 31, 2008 and the auditors’ report thereon;

2.                                       to elect the directors of Fluid for 2009;

3.                                       to appoint an auditor for 2009;

4.                                       to consider and, if deemed appropriate, to approve, with or without variation, a resolution, the full text of which is reproduced in Schedule “A” to the accompanying Information Circular) authorizing certain amendments to the Corporation’s stock option plan; and

5.                                       to transact such other business as may properly be brought before the Meeting.

The appropriate form of proxy accompanies the Information Circular.

Shareholders registered at the close of business on May 26, 2009 are entitled to receive this notice of meeting. Shareholders who are unable to attend the Meeting in person are urged to complete, sign, date and return the enclosed form of proxy in the enclosed postage paid envelope provided for that purpose. To be valid, proxies must be received at the office of Computershare Investor Services Inc., 100 University Ave. 9th Floor, North Tower Toronto, Ontario M5J 2Y1, no later than on June 25, 2009 at 10:00 a.m. (local time) or, if the Meeting is adjourned, by 10:00 a.m. (local time) on the Business Day before the adjourned Meeting is to be reconvened.

If you are a non-registered holder of common shares of Fluid and have received these materials through your broker or through another intermediary, please complete and return the form(s) of proxy or other authorization form(s) provided to you by your broker or by such other intermediary in accordance with their instructions. Failure to do so may result in your Fluid Shares not being eligible to be voted at the Meeting.

By order of the board of directors,

“Lorne Abony”

Lorne Abony
Chief Executive Officer and Chairman of the Board of Directors

iii

MANAGEMENT INFORMATION CIRCULAR

CAUTIONARY STATEMENT WITH RESPECT TO FORWARD LOOKING STATEMENTS

This management information circular (the “Information Circular”) contains “forward-looking statements” which reflect the current expectations of management of Fluid regarding the Corporation’s future growth, results of operations, performance, business prospects and opportunities. Wherever possible, words such as “may”, “would”, “could”, “should”, “will”, “anticipate”, “believe”, “plan”, “expect”, “intend”, “estimate”, “aim”, “endeavour”, “seek”, “predict”, “potential” and similar expressions have been used to identify these forward-looking statements. These statements reflect management’s current beliefs with respect to future events and are based on information currently available to management of the Corporation. Forward-looking statements involve significant risks, uncertainties and assumptions. In particular, such forward-looking statements assume that the Corporation’s current products, technology, and pricing models, remain competitive in a rapidly changing digital music market. Such forward-looking statements also assume, to an extent, the Corporation’s ability to identify attractive, complementary acquisition targets, negotiate acceptable acquisition terms, and obtain acquisition financing on reasonable terms, all factors subject to rapidly evolving market conditions. Furthermore, future acquisitions, or other strategic business decisions that are required by a changing music market and challenging capital markets, may have the effect of transforming the Corporation’s business model substantially beyond what is described in this Circular. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. The following Information Circular should be read in conjunction with the audited consolidated financial statements, Annual Information Form and the annual MD&A of the Corporation filed on SEDAR at www.sedar.com.

REPORTING CURRENCIES

All dollar figures or references to “$” in this Information Circular, unless otherwise specifically stated, are references to U.S. currency.

DATE OF INFORMATION CONTAINED IN THIS INFORMATION CIRCULAR

Information contained herein is given as of  June 1, 2009, except as otherwise noted.

SOLICITATION OF PROXIES

The information contained in this Information Circular is furnished in connection with the solicitation of proxies by or on behalf of management of Fluid Music Canada, Inc. (the “Corporation” or “Fluid”) for use at the Annual and Special Meeting (the “Meeting”) of holders of the common shares (the “Shareholders”) of the Corporation (the “Common Shares”) to be held at the offices of Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay St., Toronto, Ontario on June 29, 2009 at 10:00 a.m. (Toronto time). Proxies will be solicited primarily by mail, but may also be solicited personally, by telephone, or by facsimile by the regular employees of the Corporation at nominal costs. In accordance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, arrangements may be made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Shares held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs of solicitation by management will be borne by the Corporation.

Shareholders that cannot attend and vote at the Meeting are urged to complete, sign, date and return the enclosed proxy form in the provided envelope. The persons entitled to attend and vote at the Meeting are those who were holders of Common Shares at the close of business on May 26, 2009.

The person named in the enclosed form of proxy is a director of the Corporation. A Shareholder submitting a form of proxy has the right to appoint a person (this person does not have to be a shareholder of the Corporation) to represent him at the Meeting or any adjournment thereof other than the person designated in the form of proxy provided by the Corporation. This right may be exercised by legibly inserting the name of the Shareholder’s nominee in the blank space provided for that purpose in the form of proxy.

The Common Shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the Shareholder given in the proxy duly signed and delivered on any ballot that may be called and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.

If no instructions are provided, the proxy will be voted IN FAVOUR of the adoption of all the matters submitted to the Shareholders for their approval at the Meeting.

To be voted at the Meeting or any adjournment thereof, a proxy must be received by Computershare Investor Services Inc., 100 University Ave. 9th Floor, North Tower Toronto, Ontario M5J 2Y1, no later than on June 25, 2009 at 10:00 a.m. (local time) or, if the Meeting is adjourned, by 10:00 a.m. (local time) on the business day before the adjourned Meeting is to be reconvened, or given to the Chairman of the Meeting at the Meeting or any adjournment thereof, but before votes are cast. An undated but executed proxy will be deemed to be dated the date of this Information Circular.

The enclosed form of proxy, when duly completed and deposited, confers discretionary authority upon the persons named therein with respect to amendments to the matters identified in the Notice of Annual and Special Meeting for which the proxy is solicited and with respect to any other business that may properly come before the Meeting.

At the date of this Information Circular, management does not know of any matters to come before the Meeting other than the matters referred to in the accompanying Notice of Annual and Special Meeting.

Revocation of Proxies

In addition to any other manner permitted by law, a Shareholder who has given a proxy may revoke it, by instrument in writing, signed by the Shareholder or by the Shareholder’s attorney authorized in writing. The revocation must be deposited (i) at Computershare Investor Services Inc., 100 University Ave. 9th Floor, North Tower Toronto, Ontario M5J 2Y1 at any time up to and including the last Business Day preceding the day of the Meeting or an adjournment thereof, or (ii) with the Chairman of the Meeting on the day of the Meeting at the Meeting or any adjournment thereof, but before votes are cast. If the Shareholder attends the Meeting and votes on a poll, it will automatically be revoking any valid proxy previously delivered by it.

Non-Registered Holders of Shares

The information set forth in this section should be reviewed carefully by non registered shareholders of the Corporation. Shareholders who do not hold their Common Shares in their own name should note that only proxies deposited by Shareholders who appear on the records maintained by the Corporation’s registrar and transfer agent as registered holders of Common Shares will be recognized and acted upon at the Meeting.

Non registered shareholders may vote Common Shares that are held by their nominees in one of two manners. Applicable securities law and regulations, including National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer, require nominees of non registered shareholders to seek their voting instructions in advance of the Meeting. Non registered shareholders will receive from their nominees either a request for voting instructions or a proxy form for the number of Common Shares held by them. The nominees’ voting instructions or proxy forms will contain instructions relating to signature and return of the document and these instructions should be carefully read and followed by non registered shareholders to ensure that their Common Shares are accordingly voted at the Meeting.

Non registered shareholders who would like their Common Shares to be voted for them must follow the voting instructions provided by their nominees.

Non registered shareholders who wish to vote their Common Shares in person at the Meeting must insert their own name in the space provided on the request for voting instructions or proxy form, as the case may be, in order to appoint themselves as proxyholder and follow the signature and return instructions provided by their nominees. Non registered shareholders who appoint themselves as proxyholders should present themselves at the Meeting to a representative of Computershare Investor Services Inc. Non registered shareholders should not otherwise complete the form sent to them by their nominees as their votes will be taken and counted at the Meeting.

Interest of Certain Persons or Companies in Matters to be Acted Upon

As further discussed below under Special Business of the Meeting - Stock Option Plan Amendment, the Corporation is seeking approval of the Shareholders to amend the stock option plan to increase the aggregate number of Common Shares issuable thereunder from 10% to 15% of the total issued and outstanding Common Shares. Director and executive officers of the Corporation are eligible to receive options under the Corporation’s stock option plan, however such directors and executive officers who are also shareholders of the Corporation are not entitled to vote with respect to such amendment.

Voting Securities and Principal Holders of Voting Securities

The authorized and issued share capital of the Corporation consists of an unlimited number of Common Shares, of which 52,521,804 Common Shares, conferring one vote each, are issued and outstanding as of the date of this Information Circular.

The persons entitled to attend and vote at the Meeting are those who were holders of Common Shares at the close of business on April 14, 2009.

To the knowledge of the Corporation’s directors or executive officers, no person or company beneficially owns, directly or indirectly, or controls or directs, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of the Corporation.

Votes Necessary to Pass Resolutions

Except with respect to the matters identified under “Special Business of the Meeting” set forth below, all of the matters to be considered at the Meeting are ordinary resolutions requiring approval by more than 50% of the votes cast in respect of the resolution by or on behalf of Shareholders present in person or represented by proxy at the Meeting. The matter “Amendment to Stock Option Plan” set forth below under “Special Business of the Meeting” is an ordinary resolution requiring more than 50% of the votes cast in respect of the resolution at the Meeting, however, Shareholder’s entitled to receive a benefit under the amendment are not entitled to vote their Common Shares in respect of this resolution.

Shareholder Proposals

Pursuant to section 137(5)(a) of the Canadian Business Corporations Act (the “CBCA”), eligible Shareholders that wish to submit proposals to be included in the Corporation’s management information circular for the financial year ended December 31, 2009 must submit such proposals to the Corporation’s registered office by March 9, 2010, such date being not less than 90 days before the anniversary date of the Notice of Annual and Special Meeting enclosed in this Information Circular being delivered to Shareholders in connection with the Meeting.

ANNUAL BUSINESS OF THE MEETING

As part of the annual business set out in the Notice of Annual and Special Meeting, Shareholders will be asked to consider and vote on: (i) the election of the directors of the Corporation; (ii) the appointment of the auditors of the Corporation and to authorize the Corporation to fix their remuneration; and (iv) such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

Presentation of Financial Statements

The board of directors of the Corporation (the “Board”) has approved the audited annual financial statements of the Corporation for the fiscal year ended December 31, 2008, copies of which have been delivered to the Shareholders concurrently with this Information Circular.

Election of Directors

Shareholders will be asked to elect six directors for a term that will end at the close of the next annual meeting of Shareholders or until their successors are duly elected or appointed or until a director vacates his office or is replaced in accordance with the by-laws of the Corporation. Unless otherwise instructed, the persons named in the enclosed form of proxy intend to vote FOR the election of the nominees whose names are set forth below to be directors.

If any of those nominees is for any reason unable to serve as a director, the persons mentioned in the proxies will have the discretionary power to vote for any other nominees. Management has no reason to believe that any of the nominees will be unable to serve as a director, but if such is the case for any reason before the Meeting, the persons mentioned in the proxies will have the discretionary power to vote for another nominee, unless it was provided in the proxy to abstain from voting in connection with the election of directors.

The table below provides the names of the persons who are proposed to be nominated for election as directors, their principal occupation, the number of Common Shares that they beneficially own, directly or indirectly, or control or direct and, if applicable, the date they were appointed as director of the Corporation.  The Board is currently composed of Lorne Abony, Justin F. Beckett, James Lanthier and Richard Weil. The Corporation has also proposed Harvey Solursh and Anatoly Plotkin as nominee directors to be elected to the Board at the Meeting.

Number of
Common Shares
		Principal		Beneficially Owned
Name and Place of	Present Principal	Occupations During		(directly or
Residence	Occupation	the Past 5 Years	Director Since	indirectly)

LORNE K. ABONY(2) Palm Beach, Florida, United States	Chief Executive Officer and Chairman of the Board of the Corporation	Chief Executive Officer, FUN Technologies Inc., an online games and fantasy sports provider	June 17, 2008	4,000,000

JUSTIN F. BECKETT Los Angeles, California, United States	Chief Executive Officer, Muse Media Inc., an entertainment related media distribution company	Chief Operating Officer, Fluid Music Canada Inc.	June 17, 2008	705,000

JAMES LANTHIER Toronto, Ontario, Canada	Director and Chief Financial Officer of the Corporation	Chief Operating Officer, FUN Technologies Inc.	June 17, 2008	—

RICHARD WEIL(1), (2) New York City, New York, USA	Consultant	President, FUN Technologies Inc	November 20, 2008	—

HARVEY SOLURSH(1) Toronto, Ontario, Canada	Chief Financial Officer, Groove Media Inc., a video game publisher	Chief Financial Officer, Groove	—	—

ANATOLY PLOTKIN(1), (2) Toronto, Ontario, Canada	Private Investor and Consultant	Consultant	—	—

Notes:

(1) Proposed members of the Audit Committee.

(2) Proposed members of the Compensation and Governance Committee

Biographies of Proposed New Directors

Harvey Solursh

Harvey Solursh, C.A., was a founding partner at Solursh, Feldman & Partners, Chartered Accountants, where he practiced for 30 years. Harvey was formerly a director of Fun Technologies (FUN:TSX) and formerly a director and Chief Financial Officer of CryptoLogic Inc (CRYP: NASDAQ) and is currently the CFO of Groove, a video game publisher. His arenas of expertise include financing emerging companies, commercial and venture capital financing, private placements, and asset and share purchases and sales.

Anatoly Plotkin

Dr. Plotkin was Chief Operating Officer of FUN Technologies from 2003 to 2004. Previously, Dr. Plotkin was Chief Technology Officer of CryptoLogic Inc from 1997 to 2002, where he led the development of CryptoLogic’s proprietary technology and software. Dr. Plotkin has a Ph.D. in mathematics and has twenty years of experience in software development. While in Russia, he specialized in designing algorithms for real time data processing under contract with the Russian military.

At the date of this Information Circular, no proposed director is or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any corporation (including the Corporation) that,

(a)                                  was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)                                 was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

No proposed director:

(c)                                  is as at the date of this Information Circular, or has been within 10 years before the date of this Information Circular, a director or executive officer of any corporation (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(d)                                 has, within the 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or has a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Appointment of Auditors

Shareholders will be asked to appoint RSM Richter LLP (“RSM”) as auditor of the Corporation to hold office, to authorize the Corporation to fix their remuneration. For this matter to be approved, it must be passed by a majority of the votes cast by the Shareholders who vote in respect thereof.

The Audit Committee of the Corporation has recommended to the Board of Directors that BDO Seidman LLP (“BDO”) not be presented to the Shareholders for reappointment as auditors of the Corporation.  This recommendation was made as a result of several factors, including that during the past year the Corporation has changed its financial reporting from United States generally accepted accounting principles to Canadian generally accepted accounting principles and is only a reporting issuer in Canada.  The Corporation believes that RSM is therefore able to serve the Corporation more efficiently from its office in Toronto, Ontario than BDO in Los Angeles, California.

The Corporation has delivered the change of auditor notice attached as Schedule “B” hereto to BDO and RSM and has requested that they provide response letters in accordance with the requirements of National Instrument 51-102.

Unless otherwise instructed, the persons named in the enclosed form of proxy intend to vote FOR the appointment of RSM Richter LLP as auditors of the Corporation.

The Board fixes its remuneration in coordination with the Audit Committee and in accordance with the Canada Business Corporations Act

Management Contracts

During the most recently completed financial year, no management functions of the Corporation were to any substantial degree performed by a person or corporation other than the directors or executive officers (or private companies controlled by them, either directly or indirectly) of the Corporation.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Compensation Program

The Corporation’s compensation program is designed to attract, retain and motivate highly qualified executive officers and employees, while at the same time promoting a greater alignment of interests between such executive officers and employees and the Corporation’s Shareholders. The Corporation’s compensation program is designed to reward performance which contributes to shareholder returns.

Elements of Compensation Program

As discussed in further detail below, the Corporation’s compensation program is comprised of the following two major elements: 1) base salaries; and 2) the Corporation’s stock option plan.

1.     Base Salary

The primary element of the Corporation’s compensation program is base salary. The Corporation’s view is that a competitive base salary is a necessary element for retaining qualified executive officers and employees. The base salary is determined primarily by the number of years of experience of the executive officer or employee, as well as comparisons to the base salaries offered by comparable companies in the communications, media and entertainment industry.

2.     Stock Option Plans

Following the completion of the Corporation’s initial public offering in June 2008, the Corporation adopted a new stock option plan (the “Option Plan”) that complies with the applicable regulatory requirements for an issuer listed on the TSX and applicable Canadian securities law.  The Board had previously adopted a stock option plan on October 17, 2005 (the “Old Option Plan”). No further grants of options will be made pursuant to Old Option Plan although options granted under the Old Option Plan will continue to vest.

Pursuant to the Option Plan, the Compensation and Governance Committee or the Board may grant options to purchase Common Shares to eligible participants. Eligible participants under the Option Plan will be directors, officers and employees of the Corporation and/or any of its subsidiaries, any corporation controlled by such individuals, a family trust of which at least one of the trustees or the sole trustee is such individual and the beneficiaries of which are such individual and/or the spouse or children of such individual, or a consultant of the Corporation and/or any of its subsidiaries.

The purpose of the Option Plan is to advance the interests of the Corporation and its subsidiaries and the Corporation’s Shareholders by: (i) ensuring that the interests of key eligible participants are aligned with the success of the Corporation and its subsidiaries; (ii) encouraging stock ownership by key eligible participants and consultants; and (iii) providing compensation opportunities to attract and retain and motivate key eligible participants.

The Compensation and Governance Committee has the power and authority to, among other things, determine the eligibility of persons to participate in the Option Plan, when options to eligible persons will be granted, the number of Common Shares subject to each option and the vesting period for each option. In addition, the Compensation and Governance Committee determines, subject to applicable laws, the exercise price of each option and the expiration date of each option provided that, unless otherwise determined by the Compensation and Governance Committee, options will vest and become exercisable in respect of 25% of the Common Shares subject to such options after each of the first four anniversaries of the granting of such options, and the exercise price will not be less than the fair market value (as defined in the Option Plan) of the Common Shares on the date the option is granted. Unless otherwise agreed to by the Compensation and Governance Committee, each option will be exercisable from vesting through the date that is 10 years from the date of grant, unless earlier terminated.

Upon an Event of Termination (defined in the Option Plan to include the termination of employment (whether voluntary or involuntary and whether with or without cause), retirement or cessation of employment or service for any reason whatsoever, including disability or death), any vested options granted to the participant may be exercised by the earlier of the termination of the option or 90 days following the Event of Termination.  Any unvested options, to the extent that they are not available to be exercised as of the date of the Event of Termination, will be cancelled without further payment to the participant. The Option Plan prohibit the assignment of options however, options may be exercised by a trust established by the participant and, upon the participant’s death, option may be exercised by the legal representative of his or her estate or any other person who acquires the rights in respect of the applicable options by bequest or inheritance.

The Board may amend the Option Plan or any options granted thereunder without the consent of the participants provided that such amendments will not materially or adversely affect existing options granted under the Option Plan and be subject to regulatory approval and shareholder approval.  However shareholder approval is not required for certain amendments including but not limited to: (i) changes that are housekeeping in nature; (ii) changing the vesting provisions of any option; (iii) changing the termination provisions of any Option that does not entail an extension beyond the original expiration date; (iv) the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted; (v) changing the eligible participants of the Option Plan; and (vi) the addition of a deferred or restricted share unit or any other provision which results in participants receiving securities while no cash consideration is received by the Corporation. However, if the Board of Directors proposes to reduce the exercise price of options granted to insiders, or extend the expiry date of options granted to insiders (as such term is defined in the Securities Act (Ontario)), such amendments would require shareholder approval.  Shareholder approval would also be required in order to increase the number or percentage of shares reserved for issuance under the Option Plan.

The Option Plan will also extend the expiry date of options which would otherwise expire in a “black-out period” where optionees are not permitted to trade in securities of the Corporation. The expiry date of options which otherwise would expire during a black-out period will be extended for a period of 10 business days from the end of the black-out period.

Subject to the amendment discussed below, the number of Common Shares that may be issued under the Option Plan is limited to 10% of the number of issued and outstanding Common Shares from time to time. Under the Option Plan, any increase in the issued and outstanding Common Shares will result in an increase in the available number of Common Shares issuable under the Option Plan, and any exercises of options will make new grants available under the Option Plan effectively resulting in a re-loading of the number of options available to grant under the Option Plan. The TSX rules require that the Option Plan be re-approved by shareholders every three years.

As of the date of this Information Circular, there are outstanding options to purchase 3,189,035 Common Shares of the Corporation under the Old Option Plan. As discussed above, no further options will be made pursuant to the Old Option Plan. As of the date hereof, there are outstanding options to purchase 5,000,000 Common Shares of the Corporation under the Option Plan, with a balance of 252,180 unallocated options under the Option Plan, subject to approval of the amendment to the Option Plan discussed below.

During the Meeting, Shareholders will be asked to approve an amendment of the Option Plan to increase the maximum number of Common Shares that may be issued under the Option Plan, to 15% (up from 10%) of the issued and outstanding Common Shares of the Corporation from time to time, subject to increase or decrease if the Compensation and Governance Committee determine that adjustments should be made to preserve the economic benefits intended to be made available under the options following, or in connection with, any rights offerings, subdivisions, consolidations, reclassifications of Common Shares, payment of stock dividends by the Corporation or other relevant changes in the capital structure of the Corporation, subject to applicable law.

New Actions, Decisions or Policies

As discussed further under “Special Business of the Meeting - Amendment to Stock Option Plan” the Corporation has proposed to increase the aggregate number of Common Shares that may be issued under the Option Plan to 15%. Please see such section below for further discussion regarding this amendment.

The Board believes that it is in the interest of Shareholders to increase its option plan in order to remain competitive in attracting and retaining management talent, particularly in light of the Corporation’s focus on acquisitions as a key element of its growth strategy. As previously discussed, acquisitions have and are likely to continue to play a significant role in the Corporation’s development. The success of new acquisitions will be in part determined by all or some portion of the management groups of the acquired businesses remaining with the acquired business and continuing to grow value under Fluid’s ownership. As such, the Board believes that it is essential to have at its disposal the tools to ensure that management of the acquired businesses have proper incentives to remain with the business and continue growing value for Shareholders. Accordingly, the Board believes it is in the interest of the Corporation to increase the aggregate number of Common Shares that may be issued under the Option Plan from 10% to 15% of total issued Common Shares.

Option Based Awards

Please see the discussion above under “Stock Option Plans” for a discussion regarding the process the Corporation uses to grant option-based awards to executive officers, including the role of the Compensation and Corporation Governance Committee in setting or amending any equity incentive plan under which an option-based award is granted.

Named Executive Officer Summary Compensation Table

The following table sets forth all compensation paid to the Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers (as defined in the regulation under the Securities Act (Ontario)) of the Corporation (the “Named Executive Officers”) for each of the Corporation’s three most recently completed financial years.

					Non-equity
					incentive
					plan compensation
					($)
					(f)
			Share-	Option-		Long-
Name and			based	based	Annual	term	Pension	All other	Total
Principal		Salary	awards	awards	incentive	incentive	value	compensation	compensation
Position	Year	($)	($)	($)	plans	plans	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f1)	(f2)	(g)	(h)	(i)
LORNE K. ABONY Chief Executive Officer and Chairman of the Board	2008	—	—	$2,496,208	—	—	—	$275,000	$2,771,308
	2007	—	—	—	—	—	—	—	—
	2006	—	—	$269	—	—	—	—	$269
JAMES LANTHIER Chief Financial Officer and Director	2008	—	—	$135,937	—	—	—	$103,183	$239,120
JUSTIN BECKETT Chief Operating Officer	2008	—	—	$810,785	—	—	—	$465,262	$1,276,047
	2007	—	—	$12,542	—	—	—	$352,191	$364,733
	2006	—	—	—	—	—	—	$97,167	$97,167
LIZ MURRAY Chief Financial Officer	2008	$511,923	—	$244,760	—	—	—	—	$756,683
JENNY CHEN-DRAKE Chief Legal Counsel	2008	$315,211	—	$83,957	—	—	—	—	$399,168
CHRIS JOHNSON Senior Vice President	2008	$210,833	—	$104,410	—	—	—	—	$315,243

Narrative Discussion

Please see above discussion above under “Stock Option Plans” for a discussion regarding the process the Corporation uses to grant option-based awards to executive officers.

The other compensation indicated in column (h) above, represent fees paid to Lorne Abony, James Lanthier and VIZX Corporation, which is a company controlled by Justin Beckett, each for management services rendered to the Corporation and/or board fees.

Named Executive Officer Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards Table

The following table sets forth all share-based awards and option-based awards outstanding at the end of the most recently completed financial year for each of the Corporation’s Named Executive Officers.

	Option-based Awards				Share-based Awards
						Market value
					Number of	or payout
	Number of				shares or	value of
	securities			Value of	units of	share-based
	underlying	Option	Option	unexercised	shares that	awards that
	unexercised	exercise	expiration	in-the-money	have not	have no
Name	options (#)	price ($)	date	options ($)	vested (#)	vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
LORNE K. ABONY Chief Executive Officer and Chairman of the Board	2,000,000	$0.21	12/5/2018	$320,000	—	—
	2,000,000	$0.40	1/25/2018	—
JAMES LANTHIER Chief Financial Officer and Director	200,000	$0.21	12/5/2018	$32,000	—	—
	100,000	$1.74	6/24/2018	—	—	—
JUSTIN BECKETT Chief Operating Officer	287,500	$1.18	1/25/2018	—	—	—
	16,701	$0.30	2/06/2017	$1,169
LIZ MURRAY Chief Financial Officer	137,497	$1.18	5/15/2018	—	—	—
JENNY CHEN-DRAKE Chief Legal Counsel	69,796	$1.18	5/15/2018	—	—	—
CHRIS JOHNSON Senior Vice President	50,00	$1.18	5/15/2018	—	—	—
	250,000	$0.34	10/21/2018	$7,500	—	—

Named Executive Officer Incentive Plan Awards - Value Vested or Earned During Year

For each Named Executive Officer, the following table sets forth the value vested or earned on option-based, share-based and non-equity incentive plan awards during the most recently completed financial year.

Non-equity incentive
	Option-based awards -	Share-based awards -	plan compensation -
	Value vested during the	Value vested during the	Value earned during the
Name	year	year	year
	($)	($)	($)
LORNE K. ABONY Chief Executive Officer and Chairman of the Board	—	—	—
JAMES LANTHIER Chief Financial Officer and Director	—	—	—
JUSTIN BECKETT Chief Operating Officer	$17,922	—	—
LIZ MURRAY Chief Financial Officer	—	—	—
JENNY CHEN-DRAKE Chief Legal Counsel	—	—	—
CHRIS JOHNSON Senior Vice President	—	—	—

Director Compensation Table

The following table sets forth all share-based awards and option-based awards outstanding at the end of the most recently completed financial year for each of the Corporation’s directors who are not also Named Executive Officers.

		Share-	Option-	Non-equity
	Fees	based	based	incentive plan	Pension	All other
	earned	awards	awards	compensation	value	compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
RICHARD WEIL	$5,167	—	—	—	—	—	$5,167
JORDAN BANKS(1)	$24,313	—	$105,927	—	—	—	$130,240
GEOFFREY ROTSTEIN(1)	$24,313	—	$105,927	—	—	—	$130,240

Notes:

(1) Jordan Banks and Geoffrey Rotstein both resigned as directors of the Corporation on November 27, 2008

Narrative Discussion

Each of the Corporation’s directors (other than those who are officers of the Corporation) receives an annual retainer of $25,000, other than the chairs of the Compensation and Governance Committee and Audit Committee, who each receive an annual retainer of $35,000. Additional fees may be paid to the directors of the Corporation in connection with certain specific projects or mandates. Directors are also eligible to receive options under the Corporation’s stock option plan.

Director Share-based awards, Option-based awards and Non-equity Incentive Plan Compensation

The following table sets forth all share-based awards and option-based awards outstanding at the end of the most recently completed financial year for each of the Corporation’s Directors who are not also Named Executive Officers.

	Option-based Awards				Share-based Awards
Market value
					Number of	or payout
	Number of				shares or	value of
	securities			Value of	units of	share-based
	underlying	Option	Option	unexercised	shares that	awards that
	unexercised	exercise	expiration	in-the-money	have not	have no
Name	options (#)	price ($)	date	options ($)	vested (#)	vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
RICHARD WEIL	—	—	—	—	—	—
JORDAN BANKS	100,000	$1.74	6/24/2018	—	—	—
GEOFFREY ROTSTEIN	100,000	$1.74	6/24/2018	—	—	—

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	11,006,954	$1.19	252,180

Equity compensation plans not approved by securityholders	—	—	—

Total	11,006,954	$1.19	252,180

Indebtedness of Directors and Executive Officers

No director, executive officer, employee or former director, executive officer or employee of the Corporation or its subsidiaries nor any of their associates or affiliates, is, or has been at any time since the beginning of the last completed financial year, indebted to the Corporation or its subsidiaries nor has any such person been indebted to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding, provided by the Corporation

Interest of Informed Persons in Material Transactions

No informed person or proposed director of the Corporation and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which in either such case has materially affected or would materially affect the Corporation or any of its subsidiaries.

CORPORATE GOVERNANCE PRACTICES DISCLOSURE

The following disclosure is included in accordance with National Instrument 58-101 Disclosure of Corporate Governance Practices.

Mandate of the Board

The Board has adopted and approved a Charter of the Board of Directors (the “Board Charter”) which is attached as Schedule “C” hereto.  The Board Charter states that the Board explicitly assumes responsibility for the stewardship of the Corporation and its business. This stewardship includes responsibility for the matters set forth in the Board Charter, which form part of the Board’s statutory responsibility to manage or supervise the management of the Corporation’s business and affairs.

Composition of the Board

The Board Charter states that a majority of the Corporation’s directors shall be independent directors as such term is defined within applicable Canadian securities laws.

As a result of the resignation of Mssrs. Rotstein and Banks, the Board is currently composed of the following four members, Lorne Abony, Justin F. Beckett, James Lanthier and Richard Weil. Richard Weil is an independent director. Lorne Abony and James Lanthier are not independent on the basis that they are both executive officers of the Corporation. Lorne Abony serves as the Chief Executive Officer and Chairman of the Board and James Lanthier is the Corporation’s Vice Chairman and Chief Financial Officer. Justin Beckett is not independent on the basis of his prior service as an executive officer of the Corporation.

The Corporation has proposed Harvey Solursh and Anatoly Plotkin as nominee directors to be elected to the Board at the Meeting. Upon election to the Board, they will both be independent directors as defined within applicable Canadian securities laws and the Board will have a majority of independent directors.

The Board may meet independently of management as needed. Although they are permitted to do so, the independent directors do not hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance.  To facilitate independent judgment among the Board, the Board encourages open and transparent discussions in carrying out its various functions. Furthermore, the Board is in regular formal and informal contact and independent directors are continually provided with the opportunity to be fully apprised of the Corporation’s plans and to question management as required.

Directorships

None of the directors are currently directors of other reporting issuers in a jurisdiction of Canada or a foreign jurisdiction except for Justin Beckett, who is a director of Kangaroo Media and Aptilon Corporation.

Attendance

The following table sets forth the number of formal board meetings held by the Board and attendance by directors for the year ended December 31, 2008.

Name of Director	Board Meetings Attended (in person or by telephone)
LORNE K. ABONY	6
JUSTIN F. BECKETT	13(1)
JAMES LANTHIER	9
RICHARD WEIL	1
JORDAN BANKS	9
GEOFFREY ROTSTEIN	9

Note:

(1) Mr. Beckett was a member of the Board for all of 2008, whereas the remaining directors were appointed following the Corporation’s initial public offering in June 2008 or thereafter.

Position Descriptions

While the Board has not codified written descriptions of the Chair of the Board and each committee, the Chief Executive Officer or the Chief Financial Officer, the Corporation and the Board delineate the roles and responsibilities of each position through frequent and transparent communication with each other regarding such roles and responsibilities.

Orientation and Continuing Education

The Corporation’s takes appropriate steps to assist new directors of the Corporation develop an understanding of (i) the role of the Board and its committees; (ii) the contribution that directors are expected to make to the Board; and (iii) the nature and operation of the Corporation’s business. The Corporation also provides all directors appropriate opportunities when required to maintain or enhance their skills and abilities as directors and ensure that their knowledge and understanding of the Corporation’s business remains current.

Ethical Business Conduct

The Board has not adopted a written code of business conduct, and intends to so in the future.

Nomination of Directors

The Board has adopted a Charter for the Compensation and Governance Committee (the “Governance Committee Charter”), which establishes the committee’s purpose and responsibilities, establishment and composition, authority, duties and responsibilities. The Compensation and Governance Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria established by the Board; (ii) recommending that the Board select the director nominees for the next annual meeting of shareholders; (iii) developing and recommending to the Board a set of corporate governance principles applicable to the Corporation; and (iv) overseeing the evaluation of the Board and senior management. In addition, among other things, the committee is responsible for developing and recommending to the board: (i) the Corporation’s approach to corporate governance, including a set of governance principles and guidelines and (ii) a comprehensive orientation and continuing education program for new directors. In addition, subject to Board approval, the committee is responsible for reviewing and updating the Code with a view to complying with applicable law and ensuring that management has established a system to enforce the Code.

In making recommendations to the Board regarding individuals qualified to become board directors, the Compensation and Governance Committee considers: (i) any selection criteria approved by the board from time to time, including the competencies and skills that the Board considers to be necessary for the board, as a whole, to possess; (ii) the competencies and skills that the Board considers each existing director to possess; and (iii) the competencies and skills each new nominee would bring to the boardroom. In carrying out its responsibilities, the committee has the authority to retain a firm to assist in identifying director candidates.

Board Committees

The Board has currently established the Audit Committee and the Compensation and Governance Committee.

The primary purpose of the Audit Committee is to assist the Corporation’s Board in discharging its oversight and evaluation responsibilities. In particular, the Audit Committee oversees the financial reporting process to ensure the balance, transparency and integrity of the Corporation’s published financial information. The Audit Committee also reviews and reports to the board on the quality and integrity of the Corporation’s consolidated financial statements and other financial information; compliance with legal and regulatory requirements related to financial reporting; the effectiveness of the systems of control (including risk management) established by management to safeguard the assets (real and intangible) of the Corporation’s and its subsidiaries; the proper maintenance of accounting and other records; annual and quarterly interim financial information; the independent audit process, including recommending the appointment and compensation of the external auditor, and assessing the qualifications, performance and independence of the external auditor; the performance and objectivity of the Corporation’s internal audit function; all non-audit services; the development and maintenance of procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of the Corporation and its subsidiaries of concerns regarding questionable accounting or auditing matters; the review of environment, insurance and other liability exposure issues relevant to the affairs of the Corporation; and any additional matters delegated to the committee by the board of directors.

The Compensation and Governance Committee, is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria established by the Board; (ii) recommending that the Board select the director nominees for the next annual meeting of Shareholders; (iii) developing and recommending to the board a set of corporate governance principles applicable to the Corporation; and (iv) overseeing the evaluation of the Board and senior management. In addition, among other things, the committee will be responsible for developing and recommending to the Board: (i) the Corporation’s approach to corporate governance, including a set of governance principles and guidelines and (ii) a comprehensive orientation and continuing education program for new Directors. In addition, subject to Board approval, the committee will be responsible for reviewing and updating the Code with a view to complying with applicable law and ensuring that management has established a system to enforce the Code.

At this stage, the Corporation has not created any committees other than the Audit Committee and the Compensation and Governance Committee.

Compensation

The Compensation and Governance Committee assists the directors in their oversight of executive and director compensation, including with respect to: (i) reviewing and approving compensation of the Corporation’s Chief Executive Officer; (ii) recommending to the board non-Chief Executive Officer compensation, incentive-based plans and equity-based plans; (iii) approving and monitoring share ownership policies; and (iv) reviewing compensation disclosure in public documents, in accordance with applicable rules and regulations.

With regards to the Chief Executive Officer’s compensation, the Compensation and Governance Committee is responsible for: (i) reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer compensation; (ii) evaluating the Chief Executive Officer’s performance in light of those corporate goals and objectives; (iii) determining (or making recommendations to the board with respect to) the Chief Executive Officer’s compensation level based on this evaluation; and (iv) determining the long-term incentive component of the Chief Executive Officer compensation with regards to certain factors.

In addition, the Compensation and Governance Committee is required to make recommendations to the board with respect to: (i) compensation of employees that report directly to the Chief Executive Officer; (ii) incentive compensation plans; and (iii) equity-based plans. Moreover, the Compensation and Governance Committee will monitor the administration of the Corporation’s executive officer incentive, compensation and share option plans.

Due to resignation of Mssrs. Rotstein and Banks, the entire Board has fulfilled the role of the Compensation and Governance Committee and upon the election of two new directors at the Meeting, the Compensation and Governance Committee will be reconstituted.

Assessments

On an annual basis, the Compensation and Governance Committee examines the size and composition of the Board and, if appropriate, will recommend a program to establish a Board comprised of members who facilitate effective decision-making. In addition, the Compensation and Governance Committee develops and recommends to the board a process for assessing, on an annual basis, the performance and effectiveness of the Board, the committees of the Board and the contributions of the Board, such process to consider: (i) the solicitation and receipt of comments from directors, as appropriate; (ii) the Board Charter; (iii) the charter of each committee of the Board; (iv) applicable position descriptions for each individual director, the Chairman of the board and the chair of each committee; and (v) the competencies and skills each individual director is expected to bring to the Board. The Compensation and Governance Committee is responsible for overseeing the execution of the assessment process approved by the Board and management.

Each year, the Board will be required to assess its performance and effectiveness in accordance with the process established by the Compensation and Governance Committee.

Audit Committee Disclosure

Certain information regarding the Corporation’s Audit Committee that is required to be disclosed in accordance with Multilateral Instrument 52-110 - Audit Committees of the Canadian Securities Administrators is contained in the Corporation’s annual information form for the year ended December 31, 2008, which was filed on the Corporation’s SEDAR profile at www.sedar.com on March 31, 2009.

SPECIAL BUSINESS OF THE MEETING

Amendment to Stock Option Plan

Shareholders will be asked to consider on a disinterested basis, and, if deemed appropriate, to approve, with or without variation, an ordinary resolution, the full text of which is reproduced in Schedule “A” to this Information Circular) authorizing an amendment to the Corporation’s Option Plan increasing the maximum number of Common Shares that may be issued under the Option Plan to 15% (from 10%) of the issued and outstanding Common Shares of the Corporation from time to time. Shareholders entitled to receive a benefit under the amendment are not entitled to vote their Common Shares in respect of this resolution.

The Board is of the opinion that such an amendment would be in the best interests of the Corporation. Please see above for a discussion regarding the rationale for this resolution.

OTHER BUSINESS

Management of the Corporation does not know of any other matters to be put before the Meeting. If, however, any other matters properly came before the Meeting, the persons designated in the accompanying form of proxy shall vote on such matters in accordance with their best judgment under the discretionary authority conferred on them by the proxy with respect to such matters.

ADDITIONAL INFORMATION

The Corporation regularly files quarterly and annual financial statements, as well as material change reports, MD&A and other important information with the securities commissions or similar authorities in each of the provinces of Canada. Financial information of the Corporation is contained in the audited and consolidated comparative financial statements and MD&A of the Corporation for the year ended December 31, 2008. Copies of such documents are available on the internet on the Corporation’s SEDAR profile at www.sedar.com. Election cards have been delivered to Shareholders with this Information Circular whereby Shareholders can elect to receive interim financials and/or annual financials and the corresponding management discussion and analysis.

APPROVAL OF CIRCULAR BY THE CORPORATION BOARD OF DIRECTORS

The contents of this Information Circular and its sending to the Shareholders have been unanimously approved by the Board.

Toronto, Ontario, June 1, 2009.

BY ORDER OF THE BOARD OF DIRECTORS,

“Lorne Abony”

Lorne Abony
Chief Executive Officer and Chairman of the Board of Directors

SCHEDULE A

Stock Option Plan Amendment Resolution

Please see attached.

A

RESOLUTION OF THE SHAREHOLDERS

OF

FLUID MUSIC CANADA, INC.

(the “Corporation”)

BE IT RESOLVED as an ordinary resolution of disinterested Shareholders of the Corporation that:

1.                                     The amendment to the Corporation’s stock option plan (the “Option Plan”) to increase the aggregate number of common shares that may be issued under the Option Plan to 15%, attached as Schedule A hereto, be and is hereby approved and authorized.

2.                                     Any director or officer the Corporation, be and is hereby authorized to take all such further actions and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation as may be necessary, proper or advisable in order to carry out and give full effect to the foregoing.

Schedule “A”

Option Plan Amendment

FLUID MUSIC CANADA, INC. STOCK OPTION PLAN AMENDMENT

The board of directors (the “Board”) of Fluid Music Canada, Inc. (“Fluid”) hereby amend the stock option plan (the “Option Plan”) which was approved by the Board in June 2008, as follows:

1.                                     Defined Terms.  Capitalized terms used in this amendment and not otherwise defined herein have the meanings specified in the Plan.

2.                                     Specific Amendments to the Option Plan.

(a)          Section 3 of the Option Plan is hereby amended by deleting the value “10%” found in the third line thereof and substituting “15%” therein.

3.                                     Reference to and Effect on the Option Plan. On and after the date of this amendment, any reference to “the Plan” in the Option Plan and any reference to the Option Plan in any other agreements will mean the Option Plan as amended by this amendment. Except as specifically amended by this amendment, the provisions of the Option Plan remain in full force and effect.

4.                                     Governing Law. This amendment will be governed by, and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

ADOPTED by the Board as of the        day of          2009.

FLUID MUSIC CANADA, INC.

Per:
Lorne Abony
Chief Executive Officer and Chairman of the Board of Directors

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SCHEDULE B

Change of Auditor Notice

Please see attached.

B

NOTICE OF CHANGE OF AUDITOR

TO:                                                    BDO Seidman, LLP

AND TO:                     RSM Richter LLP

It is proposed that Fluid Music Canada, Inc. (the “Corporation”) will change its auditor from BDO Seidman, LLP, Los Angeles, California, U.S.A. (the “former auditor”) to RSM Richter LLP, Toronto, Ontario, Canada (the “successor auditor”), effective as of the close of the Annual and Special Meeting of Shareholders of the Corporation scheduled to be held on June29, 2009 (the “Meeting”).

The Audit Committee’s recommendation for the change of auditor to the Board of Directors was made as a result of several factors, including that during the past year the Corporation has changed its financial reporting from United States generally accepted accounting principles to Canadian generally accepted accounting principles and is only a reporting issuer in Canada. The Corporation believes that RSM Richter LLP is therefore able to serve the Corporation more efficiently from its office in Toronto, Ontario than BDO Seidman, LLP in Los Angeles, California.

In accordance with National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”), the Corporation reports that:

1.               the former auditor has therefore been terminated as auditor of the Corporation effective the close of the Meeting;

2.               the former auditor will not be proposed to shareholders at the Meeting for reappointment;

3.               there were no reservations in the former auditor’s reports in connection with the audits of the two most recently completed fiscal years and any period subsequent to the most recently completed fiscal year for which an audit report was issued and preceding the date of expiry of the former auditor’s term of office; and

4.               there are no “reportable events” as such term is defined in NI 51-102.

The change of auditor and the recommendation to appoint the successor auditor was approved by the audit committee and the board of directors of the Corporation.

DATED this 29th day of May, 2009.

ON BEHALF OF THE BOARD OF DIRECTORS

James Lanthier
Chief Financial Officer

SCHEDULE C

Charter of the Board of Directors

Please see attached.

C

Board Charter

FLUID MUSIC CANADA, INC.

CHARTER OF THE BOARD OF DIRECTORS

GENERAL

1.                                                                                      PURPOSE AND RESPONSIBILITY OF THE BOARD

By approving this Charter, the Board explicitly assumes responsibility for the stewardship of Fluid and its business. This stewardship function includes responsibility for the matters set out in this Charter, which form part of the Board’s statutory responsibility to manage or supervise the management of Fluid’s business and affairs.

2.                                                                                      REVIEW OF CHARTER

The Board shall review and assess the adequacy of this Charter annually and at such other times as it considers appropriate, shall consider such amendments to this Charter as the Compensation and Governance Committee of the Board shall recommend and shall make such amendments to this as it considers necessary or appropriate.

3.                                                                                      DEFINITIONS AND INTERPRETATION

3.1                                                                               Definitions

In this Mandate:

(a)                                  “Articles” means the articles of continuance of the Corporation, as defined in the Act, and includes any amendments thereto;

(b)                                 “Board” means the board of directors of Fluid;

(c)                                  “By-Laws” means the by-laws of Fluid in force, as amended or restated from time to time;

(d)                                 “CEO” means Fluid’s chief executive officer;

(e)                                  “Chairman” means the Chairman of the Board;

(0                                      “Charter” means this charter, as amended from time to time;

(g)                                 “Director” means a member of the Board;

(h)                                 “Fluid” means Fluid Music Canada, Inc.; and

(i)                                     “Stock Exchanges” means, at any time, any stock exchange or quotation system on which any securities of Fluid are listed or quoted for trading at the applicable time.

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3.2                                                                               Interpretation

This Charter is subject to and shall be interpreted in a manner consistent with Fluid’s Articles, By-Laws, the Canada Business Corporations Act (the “Act” ) and any other applicable legislation.

CONSTITUTION OF THE BOARD

4.                                                                                    ELECTION AND REMOVAL OF DIRECTORS

4.1                                                                               Number of Directors

The Board shall consist of such number of Directors as the shareholders (or the Board as authorized by the shareholders) may determine from time to time, within any range as may be set out in Fluid’s Articles at such time.

4.2                                                                               Election of Directors

Directors shall be elected by the shareholders annually for a one year term, but if Directors are not elected at any annual meeting, the incumbent Directors shall continue in office until their successors are elected.

4.3                                                                               Vacancies

The Board may appoint a member to fill a vacancy which occurs in the Board between annual elections of Directors, to the extent permitted by the Act and the By-Laws.

4.4                                                                               Ceasing to Be a Director

A Director will cease to hold office upon:

(i)                       delivering a resignation in writing to Fluid;

(ii)                    being removed from office by an ordinary resolution of the shareholders; or

(iii)                 becoming disqualified from acting as a Director.

5.                                                                                    CRITERIA FOR DIRECTORS

5.1                                                                               Qualifications of Directors

Every Director shall be an individual who is at least 18 years of age, has not been determined by a court to be of unsound mind and does not have the status of bankrupt.

5.2                                                                               Independence of Directors

(a)                                  The composition of the Board shall comply with all statutory and regulatory requirements to which Fluid is subject. Without limiting the generality of the foregoing, a majority of the Directors shall be “independent” (as such term is defined for the purposes of board composition under applicable Canadian securities laws).

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5.3                          Other Criteria

The Board may establish other criteria for Directors as contemplated in this Charter.

6.                            BOARD CHAIRMAN

6.1                          Chairman to Be Appointed Annually

The Board shall appoint the Chairman annually at the first meeting of the Board after a meeting of the shareholders at which Directors are elected. If the Board does not so appoint a Chairman, the Director who is then serving as Chairman shall continue as Chairman until his or her successor is appointed.

7.                            REMUNERATION OF DIRECTORS AND RETAINING ADVISORS

7.1                          Compensation and Governance

Members of the Board shall receive such remuneration for their service on the Board as the Board may determine from time to time, in consultation with the Compensation and Governance Committee of the Board. Any remuneration payable pursuant to this Section 7.1 shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any provisions of the ByLaws. If by arrangement with the Board, any Director shall perform or render any special duties or services outside of his or her ordinary duties as a Director and not in his or her capacity as a holder of employment or executive office, he or she may be paid such reasonable additional remuneration (whether by way of a lump sump or by way of salary, commission, participation in profits or otherwise) as the Board may from time to time determine. The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with the provisions of the By-Laws may be either a fixed sum of money or may altogether or in part be governed by business done or profits made or otherwise determined by the Board and may be in addition to or in lieu of any fee payable to him or her for his or her services as a Director.

7.2                          Retaining and Compensating Advisors

Each Director shall have the authority to retain outside counsel and any other external advisors from time to time as appropriate with the approval of the Chairman of the Compensation and Governance Committee, which approval may not be unreasonably withheld or delayed.

MEETINGS OF THE BOARD

8.                            MEETINGS OF THE BOARD

8.1                          Time and Place of Meetings

Meetings of the Board shall be called and held in the manner and at the location contemplated in Fluid’s By-Laws

8.2                          Frequency of Board Meetings

The Board shall meet, at a minimum, once per fiscal quarter.

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8.3                          Quorum

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the number of Directors then in office. In the event that there are less than four Directors, one Director shall constitute a quorum.

8.4                           Secretary of the Meeting

Subject to the limitations contained in the By-Laws, the Board shall designate from time to time a person who may, but need not, be a member of the Board, to be Secretary of any meeting of the Board.

8.5                           Right to Vote

Each member of the Board shall have the right to vote on matters that come before the Board.

8.6                           Invitees

The Board may invite any of Fluid’s officers, employees, advisors or consultants or any other person to attend meetings of the Board to assist in the discussion and examination of the matters under consideration by the Board.

9.                             IN CAMERA SESSIONS

9.1                           In Camera Sessions of Non-Management Directors

At the conclusion of each meeting of the Board, the Directors shall meet without any member of management being present (including any Director who is a member of management).

DELEGATION OF DUTIES AND RESPONSIBILITIES OF THE BOARD

10.                          DELEGATION AND RELIANCE

10.1                         Delegation to Committees

Subject to the limitations contained in the By-Laws, the Board may establish and delegate to committees of the Board any of its powers, authorities and discretion (with power to sub-delegate) which the Board is not prohibited by law from delegating. The Board may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers and discharge any such committee in whole or in part. However, no committee of the Board shall have the authority to make decisions which bind Fluid, except to the extent that such authority has been expressly delegated to such committee by the Board.

10.2                         Requirement for Certain Committees

The Board shall establish and maintain the following committees of the Board, each having mandates that incorporate all applicable legal and Stock Exchange listing requirements and with such recommendations of relevant securities regulatory authorities and Stock Exchanges as the Board may consider appropriate:

4

(a)           Audit Committee; and

(b)           Compensation and Governance Committee; and

10.3                         Composition of Committees

The Board will appoint and maintain in office, members of each of its committees such that the composition of each such committee is in compliance with listing requirements of the Stock Exchanges and with such recommendations of relevant securities regulatory authorities and Stock Exchanges as the Board may consider appropriate and shall require the Compensation and Governance Committee to make recommendations to it with respect to such matters.

10.4                    Review of Charters

On an annual basis, the Board will review the recommendations of the Compensation and Governance Committee with respect to the charters of each committee of the Board. The Board will approve those changes to the charters that it determines are appropriate.

10.5                    Delegation to Management

Subject to Fluid’s By-Laws, the Board may designate the offices of Fluid, appoint officers, specify their duties and delegate to them powers to manage the business and affairs of Fluid, except to the extent that such delegation is prohibited under the Act or limited by the Articles or By-Laws of Fluid or by any resolution of the Board or policy of Fluid.

10.6                    Reliance on Management

The Board is entitled to rely in good faith on the information and advice provided to it by Fluid’s management.

10.7                    Reliance on Others

The Board is entitled to rely in good faith on information and advice provided to it by advisors, consultants and such other persons as the Board considers appropriate.

10.8                    Oversight

The Board retains responsibility for oversight of any matters delegated to any committee of the Board or to management.

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DUTIES AND RESPONSIBILITIES

11.                      DUTIES OF INDIVIDUAL DIRECTORS

11.1                    Fiduciary Duty/Duty of Care

In exercising his or her powers and discharging his or her responsibilities, a Director shall act honestly and in good faith with a view to the best interests of Fluid.

11.2                         Compliance with Act, Articles and By-Laws

A Director shall comply with the Act as well as with Fluid’s Articles and By-Laws.

11.3                         Compliance with Fluid’s Policies

A Director shall comply with all policies of Fluid applicable to members of the Board as approved by the Board.

12.                          RESPONSIBILITIES OF DIRECTORS

12.1                        Responsibilities Set out in Charter

A Director shall review and participate in the work of the Board necessary in order for the Board to discharge the duties and responsibilities set out in accordance with the Charter.

12.2                         Orientation and Education

A Director shall participate in the orientation and continuing education programs developed by Fluid for the Directors.

12.3                         Meeting Preparation and Attendance

In connection with each meeting of the Board and each meeting of a committee of the Board of which the Director is a member, a Director shall:

(a)           review thoroughly the material provided to the Director in connection with the meeting, provided that such review is practicable in view of the time at which such material was delivered to the Director; and

(b)           attend each meeting in person to the extent practicable (unless the meeting is scheduled to be held by phone or video-conference).

12.4                         Assessment

A Director shall participate in such processes as may be established by the Board for assessing the Board, its committees and individual Directors.

12.5                         Other Responsibilities

A Director shall perform such other functions as may be delegated to that Director by the Board or any committee of the Board from time to time.

13.                          BOARD RESPONSIBILITY FOR SPECIFIC MATTERS

13.1                        Responsibility for Specific Matters

The Board explicitly assumes responsibility for the matters set out in Sections 14 to 18 of this Charter, recognizing that these matters represent in part responsibilities reflected in requirements and recommendations adopted by applicable securities regulators and the Stock Exchanges and do not limit

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the Board’s overall stewardship responsibility or its responsibility to manage or supervise the management of Fluid’s business and affairs.

13.2                    Delegation to Committees

Whether or not specific reference is made to committees of the Board in connection with any of the matters referred to below, the Board may direct any committee of the Board to consider such matters and to report and make recommendations to the Board with respect to these matters.

14.                      CORPORATE GOVERNANCE GENERALLY

14.1                         Governance Practices and Principles

The Board shall be responsible for developing Fluid’s approach to corporate governance.

14.2                         Governance Disclosure

The Board shall approve disclosure about Fluid’s governance practices in any document before it is delivered to Fluid’s shareholders or filed with securities regulators or with the Stock Exchanges.

14.3                         Certification

The Board shall review and approve before it is filed, each certification required to be delivered by Fluid’s CEO and/or Chief Financial Officer to the Stock Exchanges with respect to Fluid’s compliance with its listing agreement(s) or with respect to non-violation of applicable corporate governance listing standards.

14.4                         Delegation to Compensation and Governance Committee

The Board may direct the Compensation and Governance Committee to consider the matters contemplated in this Section 14 and to report and make recommendations to the Board with respect to these matters.

15.                      RESPONSIBILITIES RELATING TO MANAGEMENT

15.1                         Integrity of Management

The Board shall, to the extent feasible, satisfy itself:

(a)           as to the integrity of the CEO and other senior officers; and

(b)           that the CEO and other senior officers create a culture of integrity throughout the organization.

15.2                         Succession Planning

The Board shall be responsible for succession planning, including appointing, training and monitoring senior management.

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153                          Executive Compensation Policy

The Board shall receive recommendations of the Compensation and Governance Committee and make such determinations as it considers appropriate with respect to:

(a)           CEO’s compensation level;

(b)           non-CEO officer compensation;

(c)           director compensation;

(d)           incentive-compensation plans; and

(e)           equity-based plans.

16.                          OVERSIGHT OF THE OPERATION OF THE BUSINESS

16.1                        Risk Management

Taking into account the reports of management and such other persons as the Board may consider appropriate, the Board shall identify the principal risks of Fluid’s business and satisfy itself as to the implementation of appropriate systems to manage these risks.

16.2                         Strategic Planning Process

The Board shall adopt a strategic planning process and shall approve, on at least an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of Fluid’s business.

16.3                         Internal Control and Management Information Systems

The Board shall review the reports of management and the Audit Committee concerning the integrity of Fluid’s internal control and management information systems. Where appropriate, the Board shall require management (overseen by the Audit Committee) to implement changes to such systems to ensure integrity of such systems.

16.4                         Communications Policy and Feedback Process

(a)           The Board shall review and, if determined appropriate, approve a communication policy for Fluid for communicating with shareholders, the investment community, the media, governments and their agencies, employees and the general public. The Board shall consider, among other things, the recommendations of management and the Compensation and Governance Committee with respect to this policy.

(b)           The Board shall establish a process pursuant to which the Board can receive feedback from securityholders.

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16.5                    Financial Statements

(a)           The Board shall receive regular reports from the Audit Committee with respect to the integrity of Fluid’s financial reporting system and its compliance with all regulatory requirements relating to financial reporting.

(b)           The Board shall review the recommendation of the Audit Committee with respect to the annual financial statements of Fluid to be delivered to shareholders. If appropriate, the Board shall approve such financial statements.

16.6                    Capital Management

The Board shall receive regular reports from management on the structure and management of Fluid’s capital.

16.7                    Pension Plan Matters

The Board shall receive and review reports from management and from the Compensation and Governance Committee covering administration, investment performance, funding, financial impact, actuarial reports and other pension plan related matters, to the extent applicable.

16.8                    Code of Business Conduct and Ethics

The Board will review and approve a Code of Business Conduct and Ethics for Fluid. In adopting this code, the Board will consider the recommendations of the Compensation and Governance Committee concerning its compliance with applicable legal and Stock Exchange listing requirements and with such recommendations of relevant securities regulatory authorities and Stock Exchanges as the Board may consider appropriate.

16.9                    Compliance and Disclosure

The Board will direct the Compensation and Governance Committee to monitor compliance with the Code of Business Conduct and Ethics and recommend disclosures with respect thereto. The Board will consider any report of the Compensation and Governance Committee concerning these matters, and will approve, if determined appropriate, the disclosure of the Code of Business Conduct and Ethics and of any waiver granted to a Director or senior officer of Fluid from complying with the Code of Business Conduct and Ethics.

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17.                      NOMINATION OF DIRECTORS

17.1                    Nomination and Appointment of Directors

(a)           The Board shall nominate individuals for election as Directors by the shareholders and shall require the Compensation and Governance Committee to make recommendations to it with respect to such nominations.

(b)           The Board shall adopt a process recommended to it by the Compensation and Governance Committee pursuant to which the Board shall:

(i)            consider what competencies and skills the Board, as a whole, should possess; and

(ii)           assess what competencies and skills each existing Director possesses.

18.                      BOARD EFFECTIVENESS

18.1                    Position Descriptions

The Board shall review and, if determined appropriate, approve the recommendations of the Compensation and Governance Committee concerning formal position descriptions for:

(a)           the Chairman of the Board, the Lead Director (if any) and for the Chairman of each committee of the Board; and

(b)           the CEO.

18.2                    Director Orientation and Continuing Education

The Board shall review and, if determined appropriate, approve the recommendations of the Compensation and Governance Committee concerning:

(a)           a comprehensive orientation program for new Directors; and

(b)         a continuing education program for all Directors.

18.3                         Board, Committee and Director Assessments

The Board shall review and, if determined appropriate, adopt a process recommended by the Compensation and Governance Committee for assessing the performance and effectiveness of the Board as a whole, the committees of the Board and the contributions of individual Directors on an annual basis.

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18.4                         Annual Assessment of the Board

Each year, the Board shall assess its performance and effectiveness in accordance with the process established by the Compensation and Governance Committee.

June 2008

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